SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                               September 11, 1996
                Date of Report (Date of earliest event reported)


                       Savoy Pictures Entertainment, Inc.
             (Exact name of registrant as specified in its charter)


           Delaware                 0-21234                  13-3649014
 (State or other jurisdiction     (Commission               (IRS Employer
       of incorporation)          File Number)            Identification No.)

                              Carnegie Hall Tower
                              152 West 57th Street
                              New York, NY  10019
                    (Address of principal executive offices)


                                 (212) 247-5810
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report)

Item 5.  Other Events


     On September 11, 1996, a subsidiary of Fox Television Stations, Inc. ("Fox Television Stations") acquired from Savoy Stations, Inc. ("Savoy Stations"), a wholly-owned subsidiary of Savoy Pictures Entertainment, Inc. (the "Registrant"), an additional 25% common equity (non-voting) interest in SF Multistations, Inc. ("SF Multistations") through the exercise of a previously-existing option (the "Multistations Option"). In addition, in June 1996, Fox Television Stations acquired from Savoy Stations an additional 25% common equity (non-voting) interest in SF Broadcasting of Wisconsin, Inc. ("SF Wisconsin") through the exercise of a previously-existing option (the "Wisconsin Option"). In consideration for its exercise of the Multistations Option and the Wisconsin Option, Fox Television Stations paid Savoy Stations approximately $23.8 million and $3.2 million, respectively. Savoy Stations now owns 50% of the common equity and all of the voting stock of SF Multistations and SF Wisconsin; Fox Television Stations now owns 50% of the common equity (non-voting) and $39 million of preferred stock in SF Multistations and SF Wisconsin.

     SF Multistations owns WVUE-TV, New Orleans ("WVUE"), WALA-TV, Mobile ("WALA") and KHON-TV, Honolulu ("KHON") and SF Wisconsin owns WLUK-TV, Green Bay ("WLUK", and together with WVUE, WALA and KHON, the "SF Stations"). The SF Stations are VHF television stations located in the 41st through 71st largest markets in the United States. SF Multistations and SF Wisconsin, together with their respective subsidiaries, are referred to herein as the "SF Broadcasting Companies".

     Savoy Stations currently has the right to elect all of the directors of the SF Broadcasting Companies; FTS has no representatives on the board of directors of the SF Broadcasting Companies and will not participate in the operation of the SF Broadcasting Companies or of the SF Stations. However, the agreement between Fox Television Stations and Savoy Stations provides that Fox Television Stations' consent is required for certain major corporate decisions. Fox Television Stations continues to have the option (subject to all necessary regulatory approvals) to exchange all, but not less than all, of its non-voting common stock for common stock with voting rights (the "Conversion Options"). The Conversion Options are exercisable after
September 20, 1997, in the case of SF Wisconsin, and October 28, 1997, in the case of SF Multistations. Fox Television Stations has agreed not to exercise the Conversion Options if any regulatory approval would have a material adverse effect on SF Wisconsin or SF Multistations, as the case may be. If Fox Television Stations exercises the Conversion Options, each of Fox Television Stations and Savoy Stations will be able to designate two of the four directors of SF Wisconsin or SF Multistations, as the case may be.

     The Registrant will continue to consolidate the results of the SF Broadcasting Companies in the Registrant's financial statements and Fox Television Stations' interest in the SF Broadcasting Companies will continue to be reflected as a minority interest.

     The foregoing description of the Multistations Option, the Wisconsin Option and the Conversion Option is not intended to be complete and is qualified in its entirety by reference to the Subscription and Stockholders Agreements among Savoy Stations, Fox Television Stations and SF Multistations or SF Wisconsin, as the case may be. The Subscription and Stockholders

Agreements were filed as exhibits to the Registrant's Form 8-K dated August 22, 1995 and are incorporated by reference herein.


Item 7.  Financial Statement and Exhibits

(C)  Exhibits

2.1 Subscription and Stockholders Agreement, dated as of October 28, 1994 by and among SF Multistations, Inc., FTS Investments, Inc. and Savoy Stations, Inc. (Incorporated by reference to exhibit 10.1 in the Company's Current Report on Form 8-K, dated August 22, 1995).

2.2 Subscription and Stockholders Agreement, dated as of October 12, 1994 by and among SF Broadcasting of Wisconsin, Inc., FTS Investments, Inc. and Savoy Stations, Inc., as amended (Incorporated by reference to exhibit
     10.2 in the Company's Current Report on Form 8-K, dated August 22, 1995).

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     SAVOY PICTURES ENTERTAINMENT, INC.


Date:  September 16, 1996            By:  /s/ Howard K. Bass
                                         Howard K. Bass
                                         Senior Vice President and
                                         Chief Financial Officer